[EXHIBIT 99.1]

SCHEDULE 13D JOINT FILING AGREEMENT

The undersigned hereby agree as follows:

Each of them is individually eligible to use the Schedule 13D Amendment to which this Exhibit is attached, and such Schedule 13D Amendment is filed on behalf of each of them; and

Each of them is responsible for the timely filing of such Schedule 13D Amendment and any amendments thereto, and for the completeness and accuracy of the information concerning such person contained therein; but none of them is responsible for the completeness or accuracy of the information concerning the other person making the filing, unless such person knows or has reason to believe that such information is inaccurate.

Date: September 19, 2022

SANLAM INTERNATIONAL INVESTMENT PARTNERS LIMITED

By:	/s/ Francois Kellerman
Name:	Francois Kellerman
Title:	Chief Financial Officer, Sanlam Investments Group

SANLAM INVESTMENT MANAGEMENT HOLDINGS (PTY) LIMITED

By:	/s/ Francois Kellerman
Name:	Francois Kellerman
Title:	Chief Financial Officer, Sanlam Investments Group

SANLAM LIMITED

By:	/s/ Francois Kellerman
Name:	Francois Kellerman
Title:	Chief Financial Officer, Sanlam Investments Group

Schedule A

CERTAIN INFORMATION REGARDING THE PERSONS CONTROLLING THE REPORTING PERSONS

The address of each of the directors and executive officers set forth below is Private Bag X8, Tygervally, 7536, South Africa. Each person set forth below is a citizen of South Africa, except as otherwise indicated below.

SANLAM LIMITED: BOARD OF DIRECTORS:

Non-Executive Chairman:
E. Masilela

Non-Executive Deputy Chairman:
P.T. Motsepe

Non-Executive Directors:
A.S. Birrell(1)
A.D. Botha
N.A.S. Kruger
M. Mokoka
J.P. Möller
K.T. Nondumo
S.A. Nkosi
J. van Zyl
S.A. Zinn
E. Essoka(2)
N. Manyonga
W. Van Biljon

Executive Directors:
P. Hanratty(3)
J. Modise
A. Mukhuba
H. Werth

SANLAM LIMITED: EXECUTIVE OFFICERS:
Group Chief Executive Officer: P. Hanratty(3)
Financial Director:  A. Mukhuba
Chief Executive, Sanlam Investment Cluster:  C. Roothman
Chief Executive, Sanlam Emerging Markets: H. Werth
Chief Executive, Human Resources:  J. Modise

SANLAM INVESTMENT MANAGEMENT HOLDINGS (PTY) LIMITED: BOARD OF DIRECTORS
N. Naidoo
F. Kellerman

SANLAM INVESTMENT MANAGEMENT HOLDINGS (PTY) LIMITED: EXECUTIVE OFFICERS
Chief Executive, Sanlam Investments: N. Naidoo
Chief Financial Officer, Sanlam Investments Group: F. Kellerman

SANLAM INTERNATIONAL INVESTMENT PARTNERS LIMITED: BOARD OF DIRECTORS
G. Duchenne(4)
R. Phillips(5)
F. Kellerman
T. van Heerden

SANLAM INTERNATIONAL INVESTMENT PARTNERS LIMITED: EXECUTIVE OFFICERS
Director: G. Duchenne(4)
Director: R. Phillips(5)
Chief Financial Officer, Sanlam Investments Group: F. Kellerman
Chief Operating Officer, Sanlam Investments Group: T. van Heerden

(1)	Nationality: British/South African
(2)	Nationality: Cameroonian
(3)	Nationality: Irish
(4)	Nationality: Mauritian
(5)	Nationality: British